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                                                                   EXHIBIT 10.24


                         AGREEMENT OF SALE AND PURCHASE

         This AGREEMENT OF SALE AND PURCHASE (this "AGREEMENT") is made and entered into as of the Effective Date (as hereinafter defined) between GENERAL AGENTS INSURANCE COMPANY OF AMERICA, INC., an Oklahoma insurance company (hereinafter referred to as "SELLER"), and TURONIAN CORP., a Texas corporation, and/or its assigns (hereinafter referred to as "PURCHASER").

                                    ARTICLE I
                                SALE OF PROPERTY

         1.1 Subject to the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, Seller's fee simple interest in the real property described on Exhibit A attached to this Agreement and made a part of this Agreement for all purposes, which real property contains 0.344 acres of land, more or less, located at 500 Commerce Street, in the City of Fort Worth, Tarrant County, Texas (the "LAND"), together with all and singular any improvements, structures and fixtures located on the land, including the retail/parking/office structure known as the "Gainsco Building" (collectively, the "IMPROVEMENTS"), and all personal property in accordance with Section 5.5 of this Agreement (collectively, the "PERSONAL Property"), all plans, specifications, drawings, reports, studies, and other similar matters in Seller's possession, all warranties, guaranties, and bonds relating to the Improvements, and the rights, titles and interests, tenements, hereditaments, appurtenances, easement rights, privileges, riparian and other water rights, as well as lands underlying adjacent streets or roads which belong or in anywise appertain to the Land (collectively, the "PROPERTY").

                                   ARTICLE II
                        PURCHASE PRICE AND EARNEST MONEY

         2.1 The purchase price (the "PURCHASE PRICE") for the Property shall be Five Million and No/100 Dollars ($5,000,000) and shall be payable in the manner set forth in Article III below.

         2.2 An initial earnest money deposit in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) (the "INITIAL DEPOSIT") shall be payable to the Title Company (hereinafter defined) within three (3) business days after the date which the latter of Seller, Purchaser, and the Title Company have executed this Agreement (the "EFFECTIVE DATE"). An additional deposit of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the "ADDITIONAL DEPOSIT") shall be payable on or before the expiration of the Inspection Period (as hereinafter defined). The Initial Deposit and the Additional Deposit, and all interest accrued thereon, are hereinafter collectively referred to as the "EARNEST MONEY." The Earnest Money shall be placed in an interest bearing account for the benefit of Purchaser and thereafter shall be applied at Closing (hereinafter defined) in the manner provided in Article III below or otherwise disbursed as provided by the other terms of this Agreement, as applicable. One Hundred and No/100 Dollars ($100.00) of the Earnest Money is a nonrefundable contract consideration (the "INDEPENDENT CONSIDERATION")



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which shall be retained by Seller and constitutes good and valuable consideration for the option contained in this Agreement.

                                   ARTICLE III
                            PAYMENT OF PURCHASE PRICE

         3.1 The Purchase Price shall be payable at Closing in cash, by wire transfer, cashier's or certified check or other evidence of funds acceptable to the Title Company for immediate disbursement at Closing, subject to prorations and other credits provided for in this Agreement.

         3.2 The Earnest Money shall be applied at Closing to the cash payment due on such date in accordance with Section 3.1 above or otherwise disbursed to Seller or Purchaser in accordance with the terms of this Agreement.

                                   ARTICLE IV
                                TITLE AND SURVEY

         4.1 Within fifteen (15) days after the Effective Date, Seller, at Seller's sole cost and expense, shall cause the Title Company to issue to Purchaser a Commitment for Title Insurance (the "TITLE COMMITMENT") dated not earlier than the Effective Date of this Agreement, issued by Rattikin Title Company, 201 Main Street, Suite 800, Fort Worth, Texas 76102 (the "TITLE COMPANY"), (Attention: Larry Townsend), describing the Land (which legal description shall be incorporated into this Agreement and used in all closing documents wherever the Land is referenced), specifying Purchaser or its assignee as the prospective named insured, showing the Purchase Price as the prospective policy amount, showing the status of title of the Land and all exceptions (including, but not limited to, easements, restrictions, rights-of-way, covenants, reservations, encumbrances, liens and other conditions, if any, affecting the Property) which would appear in the Owner's Policy (hereinafter defined), when issued, together with true, correct, and legible copies of all items and documents referred to therein.

         4.2 Within five (5) business days after the Effective Date, Seller shall provide to Purchaser copies of any existing surveys of the Land in Seller's possession or control. Within thirty (30) days after the Effective Date, Seller, at Seller's sole cost and expense, shall deliver to Purchaser a new or updated as-built survey (the "SURVEY") of the Land and Improvements. The Survey shall be (i) currently dated and (ii) prepared by a duly licensed surveyor in accordance with the Survey Requirements, attached to this Agreement as Exhibit C, and otherwise in form and substance satisfactory to Purchaser and the Title Company. The Survey shall be certified to Purchaser, Purchaser's lender, if any, and the Title Company in the form of the Surveyor's Certificate attached to this Agreement as Exhibit C-1. The legal description set forth on the Survey shall be incorporated into the Title Commitment and shall be used in all closing documents wherever the Land is referenced in accordance with Section
4.1 above.

         4.3 Purchaser shall have forty-five (45) days after the receipt of the last to be received of the Title Commitment and the Survey within which to review the Title Commitment and the Survey (the "REVIEW PERIOD"). In the event any exceptions to title appear in the Title



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Commitment, or any matters appear on the Survey, that are unacceptable to
Purchaser, Purchaser shall, within said Review Period, notify Seller in writing of such fact; provided, however, Purchaser shall not be required to notify Seller of any exceptions for mortgages, deeds of trust, mechanics liens, tax liens and any other forms of monetary liens (which items shall not, in any event, be deemed Permitted Exceptions), and it shall be Seller's obligation to pay all such monetary liens in full prior to or at the Closing and to obtain and record releases and/or reconveyances with respect to all such items. Upon the expiration of said Review Period, Purchaser shall be deemed to have accepted all exceptions to title referenced in the Title Commitment and all matters shown on the Survey unless objected to pursuant to the preceding sentence (the "PERMITTED EXCEPTIONS"). In the event that Purchaser objects to any title exceptions or matters shown in either the Title Commitment or the Survey within the Review Period, Seller shall have thirty (30) days from receipt of notice of such objections ("CURE PERIOD") within which to elect to eliminate or modify any such unacceptable exceptions or items to the reasonable satisfaction of Purchaser. In the event that Seller elects not to eliminate or modify any such unacceptable exceptions or items to the reasonable satisfaction of Purchaser prior to the expiration of the Cure Period, Purchaser may, on or before the last day of the Inspection Period, either (i) waive such objections and accept title to the Property subject to such unacceptable items (which items shall then be deemed to constitute part of the Permitted Exceptions), or (ii) terminate this Agreement by written notice to Seller and receive an immediate refund of the Earnest Money (minus the Independent Consideration), whereupon this Agreement shall automatically terminate and the parties shall have no further obligations to each other except as expressly provided in this Agreement to the contrary. The failure of Purchaser to so notify Seller of its decision on or before the last day of the Inspection Period shall be deemed to constitute Purchaser's election to waive such objections in accordance with the terms of clause (i) above.

                                    ARTICLE V
                               FEASIBILITY REVIEW

         5.1 Within (5) business days after the Effective Date, Seller shall deliver to Purchaser (i) any and all Phase I Environmental Site Assessments and any other reports regarding environmental matters in Seller's possession relating to the Property, including, without limitation, all reports and testing data related to the Mold (as hereinafter defined) (collectively, the "ENVIRONMENTAL REPORTS"); (ii) any and all engineering and geotechnical studies and any other reports in Seller's possession relating to the Property (collectively, the "ENGINEERING REPORTS"); (iii) true and correct copies of all tenant leases ("TENANT LEASES"), service contracts and maintenance agreements (the "SERVICE CONTRACTS"); (iv) a current, accurate "RENT ROLL" (herein so called) of the Property, showing Tenant contact information for each retail tenant (collectively, the "RETAIL TENANTS"), Tenant Lease start dates, termination dates, deposits, rents, and CAM charges; and (v) copies (including electronic versions thereof) of all architectural and construction agreements, as well as plans and specifications, architectural and civil drawings, photographs, site plans, and inspection reports in the possession or control of Seller or Seller's management company (collectively, the "CONSTRUCTION AGREEMENTS").

         5.2 Seller shall deliver to Purchaser within five (5) business days after the Effective Date, the following (collectively, the "PROPERTY INFORMATION"):



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         (a)      a listing of aged rent delinquencies, updated through the
                  fifth (5th) day prior to its date of delivery;

         (b) copies of all equipment leases, including the payoff balance, to be entered into or assumed by Seller affecting the Property;

         (c) copies in Seller's or its agents' possession of all existing soil, engineering, architectural, environmental, endangered species, ADA, and handicapped access reports covering the Property;

         (d) copies of all warranties and guaranties in Seller's possession and which are related to the Improvements, fixtures, or any personal property;

         (e) if in Seller's possession, copies of 2000 and 2001 operating statements (in detailed line item format) for the Property and the 2002 budget for the Property;

         (f)      copies of utility bills for the Property for the twenty-four
                  (24) months prior to the Effective Date (Seller shall use reasonable efforts to obtain same to the extent not in Seller's possession);

         (g) copies of all insurance policies currently in place on the Property;

         (h) copies of governmental permits, certificates of occupancy, certificates of substantial completion, alarm registrations, elevator permits, building permits and inspections, and other permits or licenses for the operation of the Property which are in Seller's possession;

         (i) ad valorem tax information and statements for the last two (2) tax years for the Property (Seller will use reasonable efforts to obtain same if not in Seller's possession);

         (j) a statement of all actual capital expenditures (itemized with amounts) for the five (5) years prior to the Effective Date;

         (k) copies of all open tenant complaints, with a copy of any tenant complaint log being made available at the Property;

         (l) copies of all open service and repair requests and work orders relating to the Property, with a copy of historic service and repair requests being made available at the Property;

         (m) copies of all notices to landlord, including notices of landlord default;

         (n) a listing of all pending or threatened litigation against Seller with respect to claims regarding or related to the Property.



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         5.3 Seller agrees that Purchaser shall have until the later of (i) the
110th day following the Effective Date and (ii) June 15, 2002 (the "INSPECTION PERIOD") to review the Environmental Reports, the Engineering Reports, the Tenant Leases, the Service Contracts, the Rent Roll, the Construction Agreements, and the Property Information and the right to enter upon the Property and to conduct any and all investigations and tests Purchaser shall deem necessary to determine whether the Property is suitable for Purchaser's intended use thereof, including, without limitation, contacting the Retail Tenants.

              5.3.1 In the event that Purchaser determines, in its sole and absolute discretion, that the Property is not suitable for Purchaser's intended use thereof, then Purchaser may terminate this Agreement by delivery of written notice thereof to Seller on or before the expiration of the Inspection Period, and if Purchaser terminates this Agreement pursuant to this Section 5.3, Purchaser shall have the right to receive an immediate refund of the Earnest Money (minus the Independent Consideration) after fulfillment of Purchaser's obligations to deliver reports to Seller and restore the Property (as set forth in the following sentence), whereupon this Agreement shall automatically terminate and the parties shall have no further obligation to each other, except as expressly provided in this Agreement to the contrary. Purchaser shall promptly after receipt thereof deliver to Seller a copy of every report of findings that is issued as a result of such inspection activities (excluding only market studies or appraisals), and Purchaser shall cause the Property to be restored to its condition prior to any of Purchaser's or its agents' activities that alter the condition of the Property.

              5.3.2 Purchaser will conduct any such physical inspections, tests, examinations, studies, and appraisals only on business days and will minimize interference with Seller's operations at the Property. Purchaser may only enter upon the Property, provided (i) Purchaser notifies Seller (which notice may be oral or written) of its intent to inspect, test, survey or study a reasonable period of time prior to Purchaser's entry, (ii) if requested by Seller, Purchaser is accompanied by a representative of Seller, and (iii) Purchaser furnishes to Seller a certificate of insurance acceptable to Seller naming Seller as an additional insured and with an insurer and insurance limits and coverage reasonably satisfactory to Seller. Purchaser and its agents and representatives shall not contact any governmental or quasi-governmental representative concerning the Property without the prior written consent of Seller.

              5.3.3 PURCHASER AGREES TO INDEMNIFY, DEFEND AND HOLD SELLER, ITS AGENTS, PARTNERS, DIRECTORS, OFFICERS AND REPRESENTATIVES, HARMLESS FROM AND AGAINST ANY LIENS, CLAIMS, OR damages INCLUDING, WITHOUT LIMITATION, ANY AND ALL DEMANDS, ACTIONS OR CAUSES OF ACTION, ASSESSMENTS, LOSSES, COSTS, LIABILITIES, INTEREST AND PENALTIES, AND REASONABLE ATTORNEYS' FEES SUFFERED OR INCURRED BY SELLER, ITS AGENTS AND REPRESENTATIVES AS A RESULT OF, ARISING OUT OF, OR IN CONNECTION WITH, DIRECTLY OR INDIRECTLY, PURCHASER OR PURCHASER'S AGENTS OR REPRESENTATIVES EXERCISING THE RIGHTS SET FORTH IN SECTIONS 5.3.1 AND 5.3.2 OR ARISING FROM PURCHASER OR ITS REPRESENTATIVES OTHERWISE ENTERING UPON THE PROPERTY, EXCEPT (i) TO THE EXTENT CAUSED BY THE NEGLIGENCE OF SELLER OR ITS AGENTS OR REPRESENTATIVES, OR (ii) FOR



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              PRE-EXISTING CONDITIONS MERELY REVEALED BY PURCHASER'S
              INSPECTIONS. PURCHASER WILL, TO THE EXTENT PRACTICABLE AND AS DIRECTED BY SELLER, REPAIR OR CAUSE TO BE REPAIRED ANY DAMAGE CAUSED BY PURCHASER OR PURCHASER'S AGENTS OR REPRESENTATIVES IN THE CONDUCT OF THE REVIEW AND/OR INSPECTION CONTEMPLATED HEREUNDER. NOTWITHSTANDING ANYTHING SET FORTH HEREIN TO THE CONTRARY, THE INDEMNIFICATION AND OTHER OBLIGATIONS OF PURCHASER IN THIS SECTION 5.3 WILL SURVIVE THE TERMINATION OF THIS AGREEMENT.

         5.4 Prior to the expiration of the Inspection Period, Seller shall deliver to Tenant executed tenant estoppel letters from each of the Retail Tenants, in form and substance reasonably satisfactory to Purchaser.

         5.5 Seller and Purchaser agree that they will jointly inventory the Personal Property during the Inspection Period, and agree on a list of Personal Property that shall be conveyed to Purchaser at Closing, including, without limitation, certain pieces of historical artwork.

                                   ARTICLE VI
                           CLOSING; COSTS; PRORATIONS

         6.1 The closing of the transaction contemplated by this Agreement (the "CLOSING") shall be held on the later of (i) the sixtieth day following the expiration of the Inspection Period or (ii) August 30, 2002, or on such other date as may be mutually agreed (the "CLOSING DATE"). The Closing shall be held at the offices of the Title Company in Tarrant County, Texas, or at such other location as may be acceptable to both Seller and Purchaser. The procedure to be followed by the parties in connection with the Closing shall be as follows:

                  6.1.1 At the Closing, Seller shall cause to be delivered to the Title Company (or Purchaser, as applicable) the following items:

                           (a) A Special Warranty Deed dated effective as of the
                  Closing Date, executed by Seller, which conveys all of Seller's right, title and interest in the Property to Seller, which Deed shall be in form and substance reasonably satisfactory to Purchaser.

                           (b) A Bill of Sale covering all of Seller's right,
                  title and interest to the Improvements and all personalty, which Bill of Sale shall be in form and substance reasonably satisfactory to Purchaser.

                           (c) A Certificate of Nonforeign Status, dated
                  effective as of the Closing Date, executed by or on behalf of Seller, in a form which complies with Section 1445 of the Internal Revenue Code of 1986, as amended, and/or all regulations relating thereto (collectively, the "INTERNAL REVENUE CODE").

                           (d) An assignment of the Tenant Leases and Service
                  Contracts, in form and substance reasonably satisfactory to Purchaser.



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                           (e) Evidence reasonably acceptable to the Title
                  Company and Purchaser, authorizing the consummation by Seller of the purchase and sale transaction contemplated by this Agreement and the execution and delivery of the closing documents on behalf of Seller.

                           (f) Possession of the Property, subject only to the
                  Permitted Exceptions and the Tenant Leases.

                           (g) An Owner's Policy of Title Insurance (the
                  "OWNER'S POLICY"), in accordance with the Title Commitment, with such endorsements as requested by Purchaser.

                           (h) An indemnity from General Agents Insurance
                  Company of America, Inc., in form and substance reasonably satisfactory to Purchaser and Seller (and which shall be agreed upon prior to the expiration of the Inspection Period), indemnifying Purchaser for any and all matters arising out of the Mold Problem (as hereinafter defined) limited to occurrences prior to the Closing Date and specifically excluding (i) claims for reimbursement of costs to remediate the Mold Problem and (ii) claims arising from the negligence or willful misconduct of Purchaser, its agents, employees or contractors. Notwithstanding anything contained in this Agreement to the contrary, Purchaser agrees that in the event the parties are unable to agree on the form and substance of the indemnity described above prior to the expiration of the Inspection Period, Purchaser's shall have the right to terminate this Agreement by giving written notice of termination to Seller prior to the expiration of the Inspection Period, as its sole and exclusive remedy.

                           (i) An executed Assignment of Warranties, in form and
                  substance reasonably satisfactory to Purchaser, assigning all warranties, guaranties, and bonds relating to the Improvements to Purchaser.

                           (j) Executed notice letters to the Retail Tenants,
                  advising them of the sale of the Property and directing them to pay rent to Purchaser, in form and substance reasonably satisfactory to Purchaser.

                  6.1.2 At the Closing, Purchaser shall cause to be delivered to the Title Company for the benefit of Seller, or to Seller, as applicable, the following funds, documents and/or instruments:

                           (a) Cash or other immediately available funds in the
                  amount of the Purchase Price, less a credit for the Earnest Money, payable to the Title Company representing the cash payment due to Seller in accordance with Article III of this Agreement.

                           (b) Evidence reasonably acceptable to the Title
                  Company, authorizing the consummation by Purchaser of the purchase and sale transaction contemplated by this Agreement.



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                           (c) An executed indemnity from Wagner Oil Company, in
                  form and substance reasonably acceptable to Seller, indemnifying Seller for all matters arising out of the Mold Problem accruing after the Closing Date.

                  6.1.3 At the Closing, Seller and Purchaser shall cause to be delivered to the Title Company such other instruments and documents as may be reasonably necessary and appropriate in order to complete the Closing of the transaction contemplated by this Agreement.

         6.2 Upon the completion of the deliveries specified in Section 6.1 above, the Title Company, as escrow agent, shall be authorized to cause the appropriate closing documents to be immediately recorded in the appropriate records of Tarrant County, Texas and shall deliver the balance of the proceeds from the sale, after deducting all expenses thereof chargeable to Seller under this Agreement to Seller.

         6.3 Seller shall pay all documentary stamp taxes, conveyance, and/or transfer taxes relating to the conveyance of the Property pursuant to this Agreement, one-half (1/2) of the escrow fee charged by the Title Company, the cost of obtaining the Owner's Policy, one-half (1/2) of the premium for the survey modification, and the costs set forth in Section 6.4. Purchaser shall pay one-half (1/2) of the escrow fee charged by the Title Company, one-half (1/2) the premium for the survey modification, and Purchaser's proportionate share of the prorations set forth in Section 6.4. Except as otherwise provided herein, all other escrow and closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in the county where the Property is located, on the date of Closing; provided, however, each party shall pay its own attorneys' fees.

         6.4 Real estate and personal property ad valorem taxes, charges and assessments (special or otherwise) for the calendar year in which the Closing occurs shall be prorated at the Closing, effective as of the Closing Date, based upon actual days involved. If the actual amount of such taxes is not known as of such date, either because tax bills for the calendar year of the Closing have not been issued or because such tax bills cover real property in addition to the Property, the proration at the Closing will be based on the most current and accurate ad valorem tax billing information available. Should such proration not be based on the actual amount of the ad valorem taxes for such calendar year and should such proration prove to be inaccurate upon receipt of the actual tax bills for the Property for such calendar year, then either Seller or Purchaser may demand at any time after the Date of Closing a payment from the other correcting such malapportionment. Seller shall pay, at the Closing, all other assessments, whether due in installments or lump sum and whether special or general in nature, levied or assessed against the Property as of the Closing Date. This provision shall survive the Closing. All rental income under the Tenant Leases, as well as common area maintenance charges and other pass-throughs shall be prorated at Closing. Seller shall instruct the Retail Tenants to transfer or cause to be reissued any Letters of Credit held by Seller as security deposits under the Retail Leases.



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         6.5 Seller shall pay a brokerage fee to Claudia Hutchinson and Myles
Kelley of Moody Rambin Interests and Jack Huff of Stoneleigh Huff Brous McDowell (collectively, the "BROKERS"), if, as and when the Closing occurs, pursuant to a separate written agreement. Purchaser acknowledges that, at the time of the execution of this Agreement, the Broker(s) advised Purchaser by this writing that Purchaser should have the abstract covering the Property examined by an attorney of Purchaser's own selection or that Purchaser should be furnished with or obtain a policy of title insurance. Each of Seller and Purchaser agrees to indemnify and hold the other harmless from and against any and all costs or claims of any agent, broker or other person claiming to be acting on behalf of the indemnifying party for fees, commissions or other compensation by reason of the transaction contemplated by this Agreement. The obligations of Seller and Purchaser under this Section 6.5 shall survive the Closing or other termination of this Agreement and shall not be subject to the damage limitations set forth in this Agreement.

         6.6 Notwithstanding the foregoing, Seller and Purchaser agree that Purchaser's obligation to close under this Agreement, and Seller's retention of the Earnest Money, is expressly conditioned upon satisfaction of the following:

         (a) All objections raised by Purchaser to exceptions to title referenced in the Title Commitment and matters shown on the Survey, pursuant to Section 4.3 above, shall have been cured to the satisfaction of Purchaser or waived (or deemed to be waived) by Purchaser.

         (b) Seller has delivered all documents and complied with all the terms and obligations of Seller as set forth in Section 6.1 of this Agreement.

         (c) No material variance from Seller's representations set forth in Article VII of this Agreement shall have occurred.

         (d) No Hazardous Material or Substance (as hereinafter defined) shall have been introduced or discovered upon or under the Land after the expiration of the Inspection Period.

         (e) No action, suit or proceeding against or concerning the Property, at law or in equity, which would have a material adverse affect on the Property, shall be pending or threatened before any federal, state, municipal or other governmental court, department, commission, board, bureau, agency or other instrumentality, foreign or domestic.

         (f) No action for condemnation shall be pending against the Property, and Seller shall not have received notice that any such action is pending or contemplated.

         (h) Purchaser and the Title Company shall have received satisfactory evidence that the execution, delivery, and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller that this Agreement has been duly executed and delivered by Seller and constitutes a legal,



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                  valid and binding obligation of Seller, enforceable against
                  Seller in accordance with the terms of this Agreement.

                                   ARTICLE VII
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

         7.1 Seller hereby represents, warrants, and covenants to Purchaser the following, which shall also be true and correct as of the Closing Date:

                  7.1.1 Seller is the record owner of legal title and alone is the sole owner of legal and equitable title in and to the Property, and Seller has the requisite power and authority to own, lease, operate, and sell the Property, and to enter into this Agreement.

                  7.1.2 The Service Contracts and the Tenant Leases are in full force and effect, and to the best of Seller's knowledge, no default, or occurrence which with the passage of time would constitute a default, currently exists under any Service Contract or any Tenant Lease.

                  7.1.3 The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized by all necessary action on the part of Seller.

                  7.1.4 This Agreement has been duly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller, enforceable against Seller in accordance with the terms of this Agreement.

                  7.1.5 Seller has and, at the Closing Date, Seller will have and will convey to Purchaser good and indefeasible title to the Property, free and clear of all conditions, exceptions or reservations, except the Tenant Leases and the Permitted Exceptions.

                  7.1.6 Seller shall give notice to Purchaser immediately upon
         (i) Seller's receipt of any notice from any governmental authority of a violation of any applicable laws or acquiring knowledge of the receipt of any such notice by any tenant of any portion of the Property, and
         (ii) acquiring knowledge of the presence of any Hazardous Material or Substance on the Property in a condition that is resulting or could reasonably be expected to result in any adverse environmental impact, with a full description thereof.

                  7.1.7 Prior to Closing, Seller shall obtain all such written third party consent and approvals as may be required in order to permit Seller to perform its obligations under this Agreement.



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

                  7.1.8 Seller has not received any notices of any condemnation actions, special assessments or increases in the asserted valuation of taxes or other impositions of any nature which are pending or being contemplated with respect to the Property or any portion thereof.

                  7.1.9 At the Closing, there will be no liens, security interests, unpaid bills or claims in connection with any construction or repair of the Improvements or other work performed or material purchased in connection with the Improvements.

                  7.1.10 To the best of Seller's knowledge, all taxes, charges and assessments (special or otherwise) required to be paid to any taxing authority which could in any way now or hereafter constitute a lien against the Property or any part thereof (except for taxes and assessments for the current year) have been paid.

                  7.1.11 To the best of Seller's knowledge, no action or proceeding is now pending by a governmental agency or authority for the assessment or collection of such taxes, charges or assessments against Seller.

                  7.1.12 To the best of Seller's knowledge, and except as disclosed in the Owner's Policy, the Property is not the subject of any taxes, assessments, fees of any type or kind relating to the imposition of any roadway, utility or other district created or assessed by the State of Texas, or any governmental agency or subdivision thereof, including the City of Fort Worth.

                  7.1.13 To the best of Seller's knowledge, neither the Property nor Seller are the subject of any pending or threatened investigation or inquiry by any governmental authority, or are subject to any remedial obligations (other than those which may relate to the Mold Problem described in Section 11) under any Environmental Laws (hereinafter defined), and to the best of Seller's knowledge this representation and warranty would continue to be true and correct following disclosure to any applicable governmental authority of all relevant facts, conditions, and circumstances pertaining to the Property and/or Seller. For purposes of this Agreement, the term "HAZARDOUS MATERIAL OR SUBSTANCE" shall be defined as any substance, matter, material, waste, solid, liquid, gas, or pollutant, the generation, storage, disposal, handling, recycling, release (or threatened release), treatment, discharge, or emission of which is regulated, prohibited, or limited under (a) the Resources Conservation and Recovery Act, as amended by the Hazardous and Solid Waste Amendments of 1984, as now or hereafter amended (collectively, "RCRA") (42 U.S.C. Section 6901 et seq.); (b) the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as now or hereafter amended (collectively, "CERCLA") (42 U.S.C. Section 9601 et seq.); (c) the Clean Water Act, as now or hereafter amended (collectively, "CWA") (33 U.S.C. Section 1251 et seq.); (d) the Toxic Substances Control Act, as now or hereafter amended (collectively, "TSCA") (15 U.S.C. Section 2601 et seq.); (e) the Clean Air Act, as now or hereafter amended (collectively, "CAA") (42 U.S.C. Section 7401 et seq.), (RCRA, CERCLA, CWA, TSCA, and CAA are collectively referred to herein as the "FEDERAL ENVIRONMENTAL LAWS");
         (f) any local or state law, statute, regulation, or ordinance analogous to any of the Federal Environmental Laws; and (g) any other federal, state, or local law (including any common law), statute, regulation, or ordinance regulating, prohibiting, or otherwise restricting the placement, discharge, release, threatened release, generation, treatment, or disposal upon or into any environmental media of any substance, pollutant, or waste which is classified or considered to be hazardous or toxic to human health or the environment. All of the laws, statutes, regulations, and ordinances referred to in subsections (f) and (g) above, together with the Federal Environmental Laws are collectively referred to herein as "ENVIRONMENTAL LAWS." The term "HAZARDOUS MATERIAL OR SUBSTANCE" shall also include, without limitation, (i) gasoline, diesel fuel, fuel oil, motor oil, waste oil, and any other petroleum hydrocarbons, including any additives or other by-products associated therewith, (ii) asbestos and asbestos-containing materials in any form, (iii) polychlorinated biphenyls, (iv) any substance the presence of which: (x) requires reporting or remediation under any Environmental Law; (y) causes or threatens to cause a nuisance or poses or threatens to pose a hazard to the health or safety of persons; or (z) which, if it emanated or migrated, could constitute a trespass, nuisance, or health or safety hazard to persons on adjacent property.

                  7.1.14 Except as stated in Section 11.1, to the best of Seller's knowledge, there is no Hazardous Material or Substance on, in, from, or affecting any portion of the Property.

                  7.1.15 Seller covenants and agrees not to convey or grant any easement, agree to any restrictive covenant or otherwise encumber the title to the Property without the express prior written consent, or request, of Purchaser, which consent may be withheld in Purchaser's sole and absolute discretion.

                  7.1.16 There are no leases, tenancies, licenses or other rights of occupancy or use for any portion of the Property other than the Service Contracts and the Tenant Leases as set forth in the Rent Roll. The Service Contracts and Tenant Leases have not been amended or modified, except as expressly stated on the Rent Roll, as such Rent Roll may be updated from time to time.

                  7.1.17 Each of the Tenant Leases is valid and subsisting and in full force and effect, and, except as otherwise set forth on the Rent Roll, the Retail Tenants thereunder are in actual possession of the leased space and, except as otherwise set forth on the Rent Roll, are not in default in their obligation to pay rent or their other obligations.

                  7.1.18 No Retail Tenant has asserted any claim of which Seller has written notice which could adversely affect the right of the landlord to collect rent from such Retail Tenant and no notice of default or breach on the part of landlord under any of the Tenant Leases has been received by Seller from the tenant thereunder.

                  7.1.19 The rents and other payments set forth on the Rent Roll are the actual rents, income, and charges presently being collected by Seller under the Tenant Leases and all rent is payable monthly in advance; and to the best of Seller's knowledge, there are no restrictions currently in operation (as of the Effective Date) upon the amount of rent which may be charged or collected under the Tenant Leases nor upon tenants to whom space can be leased in the Property by virtue of any laws, ordinances, or regulations.

                  7.1.20 Except as set forth on the Rent Roll, no tenant under any of the Tenant Leases is entitled to any concession, payment, allowance, rebate, or refund. No commission is owed (or will be owed in the future) to any third party broker in connection with any Tenant Lease.

                  7.1.21 Except as set forth on the Rent Roll, no tenant under any of the Tenant Leases has prepaid any rent or other charges for more than the current month.

                  7.1.22 None of the Tenant Leases and none of the rents or other amounts payable thereunder have been assigned, pledged, or encumbered by Seller except to the holder of a lien which will be paid in full or released at Closing.

                  7.1.23 Except as set forth on the Rent Roll, no security deposits have been paid by Retail Tenants which have not heretofore been returned to the Retail Tenants; and the amount to be credited against Seller pursuant to Article VI shall be the full amount of security deposits for the return of which Purchaser or any subsequent owner of the Property could be held accountable or responsible after the Closing Date.

                  7.1.24 The Tenant Leases available for review by Purchaser are true and correct copies of the actual leases in Seller's possession and are the complete written documentation of the agreement between the Seller, as landlord, and the tenant; there are no material oral agreements or undisclosed material written agreements between Seller, as landlord, and any tenant which have not been disclosed in writing to Purchaser.

                  7.1.25 There are no management, service, equipment, supply, security, maintenance, concession, or other agreements with respect to or affecting the Property, except for the Service Contracts.

                  7.1.26 All of the books, records, information, data, and other items supplied by Seller to Purchaser are true and correct in all material respects, to the best of Seller's knowledge.

                  7.1.27 At all times from the Effective Date to the date of Closing, Seller shall maintain in force all existing fire and extended coverage insurance upon each Property and general liability insurance.

                  7.1.28 At all times from the Effective Date to the date of Closing, Seller shall keep and perform all of the material obligations to be performed by the landlord under the Tenant Leases. Seller also agrees not to modify, terminate, or amend existing Tenant Leases.

                  7.1.29 Prior to the Closing, Seller shall continue to operate and maintain the buildings as currently operated and maintained and keep the Improvements in the same condition and repair as they currently exist, except for normal wear and tear and any casualty or condemnation, and Seller shall not remove any fixtures, equipment, furnishings, or any of the Personal Property from the Improvements without replacing them with similar items in good working order.

                  7.1.30 Seller shall cause all trade accounts and costs and expenses of operation and maintenance of the Property incurred prior to the Closing including under any of the Service Contracts to be promptly paid when due.

                  7.1.31 After the Effective Date, Seller shall not enter into any service contracts which cannot be canceled by Purchaser, without penalty, at Closing, such cancellation to be effective no longer than thirty (30) days thereafter, nor will it enter into any other contracts related to the Property whereby Seller or an affiliate receives any pre-paid or up-front consideration.

         7.2 Seller's proceeding to close the transaction contemplated by this Agreement and conveying title to the Property to Purchaser shall be deemed Seller's confirmation and reaffirmation of all representations and warranties contained in Section 7.1 above as of the Closing Date.

         7.3 References to the "knowledge" of Seller shall refer only to the current actual knowledge of the Designated Employees (as hereinafter defined) of Seller, and shall not be construed, by imputation or otherwise, to refer to the knowledge of Seller or any affiliate of Seller, to any property manager, or to any other officer, agent, manager, representative or employee of Seller or any affiliate thereof or to impose upon such Designated Employees any duty to investigate the matter to which such actual knowledge, or the absence thereof, pertains. As used herein, the term "Designated Employees" shall refer to the following persons: Dan Coots and Diane Crawford.

         7.4 The representations and warranties of Seller set forth in Section
7.1 hereof shall survive Closing for a period of one (1) year. No claim for a breach of any representation or warranty of Seller shall be actionable or payable if the breach in question results from or is based on a condition, state of facts or other matter which was known to Purchaser prior to Closing. Seller shall have no liability to Purchaser for a breach of any representation or warranty unless (a) the valid claims for all such breaches collectively aggregate more than Twenty-Five

Thousand Dollars ($25,000.00), in which event the full amount of such valid claims shall be actionable, up to the Cap (as defined in this Section), and (b) written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller and an action shall have been commenced by Purchaser against Seller prior to the expiration of said one (1) year period. Purchaser agrees to first seek recovery under any insurance policies, Service Contracts and Tenant Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser's claim is satisfied from such insurance policies, Service Contracts or Tenant Leases. As used herein, the term "Cap" shall mean the total aggregate amount of $100,000. This Section 7.4 shall survive Closing.

         7.5 "AS IS" SALE.

                  7.5.1 EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, PURCHASER AGREES TO ACCEPT TITLE TO THE PROPERTY ON AN
"AS-IS-WHERE-IS AND WITH ALL FAULTS" BASIS.

                  7.5.2 EXCEPT AS PROVIDED HEREIN, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTY, GUARANTY OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, OR, CONCERNING (I) THE NATURE AND CONDITION OF THE PROPERTY AND THE SUITABILITY THEREOF FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON, (II) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR ANY OTHER MATTER RELATING IN ANY WAY TO THE PROPERTY,
(III) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENT OR OTHER AUTHORITY OR BODY, OR (IV) THE EXISTENCE OF ANY TOXIC OR HAZARDOUS SUBSTANCE OR WASTE IN, ON, UNDER THE SURFACE OF OR ABOUT THE PROPERTY. EXCEPT FOR THE WRITTEN REPRESENTATIONS AND WRITTEN WARRANTIES SPECIFICALLY SET FORTH IN Section 7.1 OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND THE PROPERTY INFORMATION, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND THE PROPERTY INFORMATION AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER AND ACCEPTS THE PROPERTY IN ITS PRESENT CONDITION. PURCHASER FURTHER ACKNOWLEDGES THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND SELLER
(A) HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND (B) HAS NOT MADE ANY EXPRESS OR IMPLIED, ORAL OR WRITTEN, REPRESENTATIONS AS TO THE ACCURACY OR COMPLETENESS OF SUCH INFORMATION, EXCEPT AS SPECIFICALLY SET FORTH HEREIN. THE SALE OF THE REAL PROPERTY AND THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER ON AN "AS IS WHERE IS WITH ALL FAULTS" BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN, EXCEPT AS OTHERWISE SPECIFIED HEREIN, SELLER HAS NOT MADE AND DOES NOT HEREBY MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, ARISING

BY OPERATION OF LAW OR OTHERWISE, WHATSOEVER WITH RESPECT TO THE CONDITION OF THE PROPERTY, INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING CONDITION, HABITABILITY, SUITABILITY, QUALITY OF CONSTRUCTION, WORKMANSHIP, MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND PURCHASER ACKNOWLEDGES THAT IT IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY ORAL STATEMENT OR REPRESENTATION MADE BY SELLER, ANY BROKER OR BY ANY OTHER PERSON.

                  7.5.3 Purchaser acknowledges that neither Seller, nor any of Seller's disclosed or undisclosed officers, directors, employees, trustees, shareholders, partners, members, principals, parents, subsidiaries or other affiliates of Seller nor any of their agents or representatives, has made any representations or held out any inducements to Purchaser except as set forth herein; and Seller hereby specifically disclaims any representation, oral or written, past, present or future, other than those specifically set forth in
Section 7.

                  7.5.4 Purchaser acknowledges that this Agreement affords Purchaser the opportunity for investigations, examinations and inspections of the Property and all Property Information.

                  7.5.5 The provisions of this Section 7.5 shall survive the termination of this Agreement and the Closing.

                                  ARTICLE VIII
            TERMINATION, DEFAULT, REMEDIES, CASUALTY AND CONDEMNATION

         8.1 In the event that Seller fails to perform any of the material covenants and/or agreements contained in this Agreement which are to be performed by Seller either prior to or at the Closing and such failure results from any reason other than the termination of this Agreement by Purchaser pursuant to a right to terminate expressly set forth in this Agreement or Purchaser's failure to perform Purchaser's obligations under this Agreement, Purchaser may either: (i) terminate this Agreement by giving written notice of termination to Seller; or (ii) enforce specific performance of Seller's obligations under this Agreement and proceed to close this transaction, as its sole and exclusive remedies for such failure. If Purchaser elects (i) above, Purchaser shall receive a full and immediate refund of any and all Earnest Money (including any portion of such Earnest Money described as nonrefundable to Purchaser in this Agreement but excluding the Independent Consideration). In addition, if and only if (a) the default by Seller is a sale of the Property to someone other than Purchaser or (b) Purchaser has performed its obligations under the Agreement and is ready, willing and able to close, but Seller refuses to transfer the Property, then Purchaser also shall be entitled to receive a payment from Seller in the amount equal to the actual out of pocket expenses related to this Agreement actually incurred by Purchaser, not to exceed $100,000.00 as liquidated damages. Purchaser hereby specifically waives any and all rights which it may have to recover other damages incurred by Purchaser.

         8.2 If Seller is not then in default in its obligations or agreements pursuant to this Agreement, and Purchaser fails to close the transaction contemplated by this Agreement for any reason other than as permitted by the terms of this Agreement, Seller shall be entitled to receive the Earnest Money as liquidated damages as Seller's sole and exclusive remedy for such failure, Seller hereby specifically waiving any and all rights which it may have to damages or specific performance as a result of Purchaser's default under this Agreement.

         8.3 If, prior to closing, the Property or any material portion thereof is destroyed or damaged or taken by eminent domain, Seller shall promptly notify Purchaser and Purchaser shall have the option of either: (i) canceling this Agreement by delivery of written notice to Seller within twenty (20) days following such damage, destruction or taking, whereupon the Title Company shall return to Purchaser any and all of the Earnest Money, together with interest accrued thereon (including any portion of such Earnest Money described as nonrefundable to Purchaser in this Agreement but excluding the Independent Consideration), and both parties shall be relieved of all further obligations under this Agreement; or (ii) Purchaser may proceed to Closing by paying the Purchaser Price and performing all other obligations of Purchaser at Closing, whereupon Purchaser shall be entitled to (and Seller shall assign to Purchaser all of Seller's interest in) all condemnation payments or insurance proceeds (as the case may be), awards and settlements applicable to the Property.

                                   ARTICLE IX
                                     NOTICES

         9.1 Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be delivered, whether actually received or not, (i) upon personal delivery (whether by local or overnight courier service); or (ii) three (3) days after deposit in a regularly maintained official depository of the United States Mail located in the continental United States, and sent by registered or certified mail, postage prepaid, return receipt requested, addressed as set forth below; or (iii) sent by telecopier upon successful transmission to the telecopier numbers set forth below, so long as an original of same is sent the same day by either of the methods described in (i) or (ii) above addressed as set forth below:

         If to Seller:                               With Copy To:

         GAINSCO                                     Jackson Walker LLP
         500 Commerce Street                         301 Commerce Street, Suite 2400
         Fort Worth, Texas  76102                    Fort Worth, Texas 76102
         Attn:  Daniel J. Coots                      Attn: Susan A. Halsey
         Fax:  (817) 338-1454                        Fax: (817) 334-7290

         If to Purchaser:                            With Copy To:

         Turonian Corp.                              Kane, Russell, Coleman & Logan, P.C.
         3400 City Center Tower II                   3700 Thanksgiving Tower
         301 Commerce Street                         1601 Elm Street
         Fort Worth, Texas  76102                    Dallas, Texas  75201
         Attn:  Bryan Wagner                         Attn: Raymond J. Kane
         Fax:  (817) 882-9731                        Fax:  (214) 777-4299

         With Copy To:

         Steve Clark
         3400 City Center Tower II
         301 Commerce Street
         Fort Worth, Texas  76102
         Fax:  (817) 334-0053

         Any notice hereunder sent by counsel to either Purchaser or Seller hereunder shall be deemed transmitted by Seller or Purchaser, respectively.

                                    ARTICLE X
                                ENTIRE AGREEMENT

         10.1 This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no promise, representation, warranty, or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by either party. Each party has relied upon its own examination of the full Agreement and the provisions thereof, and the counsel of its own advisors, and the warranties, representations, covenants, and agreements expressly contained in this Agreement. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by both Purchaser and Seller. In the event that any litigation arises hereunder, it is specifically stipulated that this Agreement shall be interpreted and construed according to the laws of the State of Texas. Venue for any legal action arising out of this Agreement shall be Tarrant County, Texas. Further, the prevailing party in any litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys' fees and costs of suit.

                                   ARTICLE XI
                                REMEDIATION WORK

         11.1 Seller has obtained an Indoor Air Quality Survey dated July 7, 2001, prepared by Airtech Environmental, Inc. (the "Report") which states that the Property contains one or more forms of multicellular fungi. The existence of such fungi in the Property, as more specifically described in the Report, is referred to in this Agreement as the "MOLD PROBLEM". Within ten (10) days of the Effective Date, Seller shall deliver to Purchaser copies of any and all reports and studies in its possession and control regarding the Mold Problem, including the Report.

                                   ARTICLE XII
                                  MISCELLANEOUS

         12.1 The article headings contained in this Agreement are for purposes of identification only and shall not be considered in construing this Agreement. Time is of the essence with respect to the performance of all obligations provided herein and the consummation of all transactions contemplated hereby.

         12.2 This Agreement, and the rights and obligations of Purchaser hereunder, may not be assigned by Purchaser without the consent of Seller, which shall not be unreasonably withheld. However, Seller's consent shall not be required to an assignment to an Affiliate (hereinafter defined). In the event of any such permitted assignment, Seller agrees to close the transaction contemplated by this Agreement with the assignee of Purchaser. This Agreement may not be assigned by Seller to any person or entity other than an Affiliate. Purchaser may elect to accomplish the purchase of the Property by means of an exchange of property in a tax-deferred transaction under Section 1031 of the Internal Revenue Code of 1986, as amended. Purchaser will notify Seller of the election and pay for all expenses incurred by reason of the exchange. Seller shall not incur any additional liability, obligation, or expense of any nature in connection with such exchange. Seller agrees to cooperate with Purchaser to permit Purchaser to accomplish the tax-deferred exchange. As used herein the term "AFFILIATE" means any person or entity that directly, or indirectly, through one or more intermediaries controls, is controlled by or is under common control with Seller or Purchaser, as applicable. For this purpose the term "control" (including the terms "controlling", "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies whether through the ownership of voting securities, by contract, or otherwise.

         12.3 This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

         12.4 All exhibits described in this Agreement are by this reference fully incorporated into this Agreement and made a part of this Agreement by reference for all purposes.

         12.5 This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, successors and assigns whenever the context so requires or admits.

         12.6 The Title Company hereby agrees to (i) timely file a return with the Internal Revenue Service on Form 1099-B or such other form as instructed by the Internal Revenue Service showing the gross proceeds of this transaction, the recipient thereof and such other information as the Internal Revenue Service may by form or regulation require from time to time, and (ii) furnish both Seller and Purchaser with a written statement showing the name and address of the Title Company and the information shown on such return with respect to the transaction. This return shall be filed to ensure that the parties to this transaction will be in compliance with Section 6045(e) of the Internal Revenue Code, as amended from time to time and as further set forth in any regulations promulgated thereunder.

         12.7 If any date for notice or performance under this Agreement falls on a Saturday, Sunday or legal holiday, the date for notice or performance will be extended to the next day that is not a Saturday, Sunday or a legal holiday.

         EXECUTED by Seller the 7th day of March, 2002.

                                     Seller:

                                     GENERAL AGENTS INSURANCE COMPANY OF
                                     AMERICA, INC., an Oklahoma insurance
                                     corporation


                                     By:  /s/ DANIEL J. COOTS
                                        ----------------------------------------
                                        Name:    Daniel J. Coots
                                        Title:   Sr. VP & CFO


         EXECUTED by Purchaser the 7th day of March, 2002.

                                     Purchaser:

                                     TURONIAN CORP., a Texas corporation


                                     By:      /s/ BRYAN WAGNER
                                        ----------------------------------------
                                        Name:    Bryan Wagner
                                        Title:   President

         Received and acknowledged by the Title Company as of the 7th day of March, 2002.

                                     Title Company:

                                     RATTIKIN TITLE COMPANY,
                                     a Texas corporation


                                     By:      /s/ LARRY TOWNSEND
                                        ----------------------------------------
                                        Name:    Larry Townsend
                                        Title:   Sr. VP

                                    EXHIBIT A

                          Legal Description of the Land

BEING a tract of land composed of Lots 11 through and including 16, Block 85, ORIGINAL TOWN, City of Fort Worth, Tarrant County, Texas, and all of that parcel deeded to Blackstone Properties Limited by Quit Claim Deeds recorded in Volume 9813, Page 1462, and Volume 9813, Page 1476, Deed Records of Tarrant County, Texas, and embracing approximately 0.344 of an acre of land.

                                    EXHIBIT B

                              INTENTIONALLY DELETED

                                    EXHIBIT C

                              Survey Requirements:

1. The Survey must contain a perimeter metes and bounds description of all the Land to be conveyed (no "save and excepts") and contain a computation of the area comprising the Land in both acres and square feet (to the nearest one-thousandth of said measurement) AND A COMPUTATION OF THE NET USABLE ACRES (DEFINED AS THE TOTAL NUMBER OF SQUARE FEET CONTAINED WITHIN THE LAND LESS THE NUMBER OF SQUARE FEET CONTAINED WITHIN EXISTING OR PROPOSED RIGHTS-OF-WAY OF PUBLIC ROADS, STREETS, ALLEYS, EASEMENTS, ENCROACHMENTS, REQUIRED OPEN SPACE AND/OR FLOOD PLAINS AND OTHER AREAS OVER WHICH NO IMPROVEMENTS MAY BE CONSTRUCTED BY PURCHASER, PURCHASER'S AGENTS, SUCCESSORS OR ASSIGNS ROUNDED OFF TO THE NEAREST ONE-THOUSANDTH OF AN ACRE).

2. The sides of the Land must be described by giving the distances and bearings of each side. Curved sides of the Land must be described by data including length of arc, central angle, radius of circle for the arc and chord distance and bering. Each call contained in the description must be clearly shown on the map.

3. The distances, bearings and angles must be taken from a recent instrument Survey, or recently recertified instrument Survey by a registered professional engineer or registered public surveyor.

4. The description must include a reference to all streets, alleys, and other rights-of-way that abut the Land and the width of all rights-of-way mentioned must be given the first time such rights-of-way are referred to.

5. For each boundary line abutting a street, road, alley or other means of access, the legal description must, in calling the boundary line, state whether the boundary line and the right-of-way line are the same.

6. Each and every symbol and abbreviation depicted on the Survey must be listed and identified in a Legend. Unidentified symbols and abbreviations are not acceptable. Further, each matter to be noted by symbol requires a singular symbol; use of the same symbol to denote different matters is not acceptable.

7. The words "Point of Beginning" and, if different, the "Point of Commencement" must appear on the Survey in bold letters with an arrow indicating same.

8. All structures and improvements on the Land and adjacent property shown on the Survey (with designation and dimensions of each party wall, if any) must be shown with horizontal lengths of all sides at ground level stated and the relation thereof by distances to all boundary lines of the Land, easements, building setback lines and street lines. In addition, the number of stories for all structures and improvements shown must be stated.

9. All existing building setback lines, parking setback lines and height restrictions, if any, including those established by restrictive covenant, recorded plat or zoning ordinance

         (identifying the source of each) must be shown, along with curb cuts, driveways, sidewalks, stoops and landscaping. If there are no curbcuts, driveways, sidewalks, improvements, building setback lines, parking setback lines or height restrictions located on or applicable to the Property, the Survey must contain a note stating same.

10. All parking and paved areas must be shown, including the number of vehicles that may be parked. If there are no parking or paved areas, the Survey Notes must state such facts.

11. All trees with 6" caliper or larger must be shown. Clusters or groves of trees may be indicated by a symbol identified in the legend. All fences, lakes, ponds, creeks, streams and rivers, if any, must be shown.

12. Field verified information for existing utility locations: sanitary sewer - size, flowline elevations and manhole locations; water, gas and electric - sizes and existing meter locations; and telephone and cable TV. The Survey must also contain the name, address, telephone number and contact of each of the utilities.

13.      Scale of 1" = 50[ ]-0", or less.

14. If there is an object, structure or improvement on or close to a boundary line such as a building, fence, utility or appurtenance thereto, paving, structure, etc., the Survey drawing must contain a statement as to whether such object, structure or improvement encroaches or protrudes and, if so, state the exact measurements of each encroachment and/or protrusion.

15. All easements and other matters of record must be shown on the Survey and include the recording number, volume and page for each document of record. If a recorded document involves matters that cannot be shown on the drawing, such document must be listed in the Survey Notes, along with information describing its effect on the Property.

16. All apparent unrecorded easements or rights-of-way of any kind must be shown on the Survey and the purpose and beneficiary thereof must be identified.

17. The Survey Notes must state whether there are any wetland areas and/or protected habitats located on the Property and if present, the acreage and square footage of same. All wetland area and/or protected habitat areas must be plotted on the Survey.



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




                                   EXHIBIT C-1

                             Surveyor's Certificate


         Certified to ____________________________, a _____________________
and/or its assigns, [Seller], [Purchaser's Lender] and _____________________, a
______________.

         The undersigned (the "SURVEYOR") hereby certifies that (a) the Survey Plat dated _______, 199__, prepared by the undersigned, of that certain tract of land consisting of __________ sq. ft., and ______ acres, in the (describe survey tract), in the City of _________, County of ________, State of _________, and the metes and bounds property description set forth thereon are true and correct and prepared from an actual on-the-ground survey of the real property (the "PROPERTY") shown thereon and has been made in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys," jointly established and adopted by ALTA and ACSM in 1999, and includes items 1 through 16 of Table A thereof, and pursuant to the Accuracy Standards (as adopted by ALTA and ACSM and in effect on the date of this certification) of an Urban Survey; (b) such survey was conducted by the Surveyor or under his supervision; (c) all monuments shown thereon actually exist, and the location and type of material thereof are correctly shown; (d) the location of all streets, roads, highways and easements are as shown thereon; (e) except as shown thereon, there are no encroachments onto the Property or protrusions therefrom, there are no improvements on the Property, there are no visible easements or rights-of-way on the Property, there are no visible discrepancies, conflicts, shortages in area or boundary line conflicts; (f) the distance from the nearest intersecting street or road is as shown; (g) all recorded easements have been correctly platted thereon; (h) the boundaries, dimensions and other details shown thereon are true and correct; and
(i) the Property is not located in a 100-year flood plain as presently designated by the U.S. Corps of Engineers, or in an identified "flood prone area" as defined by the U.S. Department of Housing and Urban Development, pursuant to the Flood Disaster Protection Act of 1973, as amended, except as shown. [NOTE: IF NO PORTION OF THE PROPERTY IS IN A FLOOD PLAIN, DELETE " EXCEPT AS SHOWN" AND PUT A PERIOD AFTER "AMENDED".]

         EXECUTED this _______ day of _____________________, 2002.


-------------------------------------
                                            Signature

                                            Printed Name:
                                                         -----------------------
                                            R.P.L.S. No.
                                                        ------------------------


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